Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Abercrombie & Fitch Co.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	Other	663,509	$147.79	$98,059,995.11	0.0001381	$13,542.09
2	Equity	Class A Common Stock, par value $0.01 per share	Other	23,762	$147.79	$3,511,785.98	0.0001381	$484.98
	Total Offering Amounts					$101,571,781.09		$14,027.07
	Total Fee Offsets							$—
	Net Fee Due							$14,027.07

1(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the registrant’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) which become issuable under the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates (as amended on June 8, 2023), by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(b) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 28, 2026.

2(a) Pursuant to Rule 416 under the Securities Act, this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock, which become issuable under the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (as amended on May 20, 2020), by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(b) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 28, 2026.

Table 2: Fee Offset Claims and Sources	☑ Not Applicable

	Registrant or Filer Name	Form or Filer Name	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources